UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2009

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 201

Williamsburg, Virginia 23188

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 19, 2009, MHI Hospitality Corporation (the “Company”) entered into a Third Amendment to Credit Agreement dated effective as of February 18, 2009 (the “Third Amendment”) with Branch Banking & Trust Company (“BB&T”), as the Administrative Agent and as a lender, all of the other lenders under the Credit Agreement and all of the other borrowers under and guarantors of the Credit Agreement. The Third Amendment amends the Credit Agreement dated as of May 8, 2006 among the Company, certain of its subsidiaries, BB&T and the participating lenders (as previously amended, the “Credit Agreement”).

Among other things, the Third Amendment:

(1)	establishes new methodologies for valuing the Company’s existing hotel properties under renovation and sets fixed values for certain of the Company’s hotel properties through April, 2010 for purposes of certain financial tests and borrowing base calculation;

(2)	increases the Company’s interest rate spread for its variable LIBOR based interest rate by 1.125% establishing a new spread range from 2.75% to 3.25% based on the Company’s total leverage ratio and adds a new one hundred basis point spread to the prime rate charged by the lenders;

(3)	eases the Company’s total leverage ratio test by increasing the Company’s total maximum permitted leverage from 55% to 62.5% of the total value of the Company’s assets;

(4)	establishes new limitations on cash distributions that the Company may pay to shareholders to a level necessary to maintain the Company’s REIT qualification until such time as the Company meets certain liquidity tests;

(5)	requires the Company to add the Company’s hotel property in Laurel, Maryland to the Credit Agreement’s borrowing base;

(6)	increases the discount taken in connection with the valuation of certain of the Company’s stabilized hotel properties;

(7)	waives certain potential covenant defaults for the Company’s fiscal year ending December 31, 2008; and

(8)	assesses an amendment fee.

The foregoing summary description of the Third Amendment is not complete and is qualified in its entirety by the complete text of the Third Amendment, which is attached hereto as Exhibit 10.21C and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 25, 2009, MHI Hospitality Corporation issued a press release announcing the results of operations and financial condition of the Company for the quarter and year ended December 31, 2008. A copy of the release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The Press Release contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Press Release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States.

The information contained in this Form 8-K is furnished under “Item 2.02 Results of Operations and Financial Condition” in accordance with SEC Release 33-8216. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events

The Company previously announced that in the interest of capital preservation within the current economic environment and upon the recommendation of senior management, the Company’s board of directors approved an amendment to the Company’s dividend policy. The Company subsequently entered into the Third Amendment which imposes additional restrictions on the timing of the payment and the amount of cash dividends but generally permits the Company to pay by the end of the Company’s fiscal year that amount of cash dividends necessary to maintain REIT status as long as no Default or Event of Default (as such terms are defined in the Credit Agreement) then exists under the Credit Agreement and as long as the Company does not borrow to pay cash dividends. Accordingly, the Company currently intends to maintain its annual dividend distribution level at 90 percent of taxable income, consistent with maintaining its REIT status. Any future changes to the Company’s current dividend policy will also need to comply with additional restrictions on the payment of cash dividends set forth in the Third Amendment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.21C Third Amendment to Credit Agreement dated as of February 18, 2009

99.1 Press release by MHI Hospitality Corporation, dated February 25, 2009, reporting financial results for the quarter and year ended December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2009

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name: Title:	Andrew M. Sims President and Chief Executive Officer

Exhibit List

10.21C    Third Amendment to Credit Agreement dated as of February 18, 2009

99.1     Press release by MHI Hospitality Corporation, dated February 25, 2009, reporting financial results for the quarter and year ended December 31, 2008

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